     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 12, 2000

                                                      REGISTRATION NO. 333-61005
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                   _________________________________________
                                POST-EFFECTIVE
                                AMENDMENT NO. 1
                                      TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                   ________________________________________
                        PERITUS SOFTWARE SERVICES, INC.
                 ____________________________________________
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

       MASSACHUSETTS                                      04-3126919
(STATE OR OTHER JURISDICTION)                          (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)                    IDENTIFICATION NUMBER)

                    ________________________________________
                         112 TURNPIKE ROAD, SUITE 111
                       WESTBOROUGH, MASSACHUSETTS 01581
                                (508) 870-0963
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                   ________________________________________
                               JOHN D. GIORDANO
        PRESIDENT, CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
                        PERITUS SOFTWARE SERVICES, INC.
                         112 TURNPIKE ROAD, SUITE 111
                       WESTBOROUGH, MASSACHUSETTS 01581
                                (508) 870-0963
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                   ________________________________________
                                   COPY TO:
                              PETER B. TARR, ESQ.
                               HALE AND DORR LLP
                                60 STATE STREET
                         BOSTON, MASSACHUSETTS  02109
                          TELEPHONE:  (617) 526-6000
                           TELECOPY:  (617) 526-5000
                   ________________________________________



     Approximate date of commencement of proposed sale to the public: Not applicable.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [_]
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] _____________
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] _____________
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
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Explanatory Note:
----------------


     Pursuant to a Registration Statement on Form S-3 (File No. 333-61005) (the "Registration Statement"), Peritus Software Services, Inc. (the "Company") registered an aggregate of 2,093,433 shares of Common Stock, $0.01 par value per share, of the Company held by certain stockholders of the Company (the "Shares").

     The offering of the Shares terminated on December 1, 1999. None of the Shares were sold in the offering. Accordingly, this Post-Effective Amendment No. 1 to Registration Statement is being filed for the purpose of deregistering all of the Shares which were not sold in the offering.

                                   SIGNATURE


          Pursuant to Rule 478 promulgated under the Securities Act of 1933, as amended, the Registrant duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westborough, Commonwealth of Massachusetts, on the 12th day of June, 2000.


                                        PERITUS SOFTWARE SERVICES, INC.


                                        By: /s/ John D. Giordano
                                           ----------------------
                                           John D. Giordano
                                           President, Chief Executive Officer
                                           and Chief Financial Officer